UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2024

Grayscale Digital Large Cap Fund LLC

(Exact name of Registrant as Specified in Its Charter)

Cayman Islands	000-56284	98-1406784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Grayscale Investments, LLC 290 Harbor Drive, 4th Floor
Stamford, Connecticut		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 668-1427

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Grayscale Digital Large Cap Fund LLC Shares	GDLC	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On January 3, 2024, Grayscale Investments, LLC, the manager (the “Manager”) of Grayscale Digital Large Cap Fund LLC (the “Fund”), completed its quarterly review of the Fund’s portfolio and initiated the process of rebalancing the Fund in accordance with the fund construction criteria, as described in the Fund’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on September 1, 2023 (the “Annual Report”). In accordance with the fund construction criteria, the digital assets held by the Fund (the “Fund Components”) consist of the digital assets (the “Index Components”) included in the CoinDesk Large Cap Select Index (the “DLCS”), subject to the Manager’s discretion to exclude an Index Component under certain circumstances. The DLCS is rebalanced quarterly, beginning 14 days before the second business day of each January, April, July and October. On January 3, 2024, CoinDesk Indices, Inc. (in this capacity, the “Index Provider”) completed the quarterly rebalancing of the DLCS and determined that Bitcoin (“BTC”), Ethereum (“ETH”), Cardano (“ADA”), Solana (“SOL”), Avalanche (“AVAX”), and XRP met the inclusion criteria of the DLCS Index. Accordingly, the Manager adjusted the Fund’s portfolio by selling the existing Fund Components in proportion to their respective weightings and using the cash proceeds to purchase AVAX and XRP. As a result of the rebalancing, AVAX and XRP have been added to the Fund, and MATIC has been removed from the Fund. As of January 4, 2024, following the rebalancing, the Fund Components consisted of 69.15% BTC, 21.90% ETH, 3.65% SOL, 2.54% XRP, 1.62% ADA, and 1.14% AVAX, and each of the Fund’s shares represented 0.0004 BTC, 0.0023 ETH, 0.0083 SOL, 1.0422 XRP, 0.6828 ADA, and 0.0070 AVAX. Additional information regarding the Fund’s quarterly rebalancing is available in the Fund’s periodic reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q. A copy of the press release announcing the Fund’s quarterly rebalancing for the quarter ended December 31, 2023 is attached to this Current Report as Exhibit 99.1.

The information below has been derived from publicly available information concerning AVAX and XRP.

Avalanche

AVAX is a digital asset that is created and transmitted through the operations of the peer-to-peer Avalanche network, a decentralized network of computers that operates on cryptographic protocols. No single entity owns or operates the Avalanche network, the infrastructure of which is collectively maintained by a decentralized user base. The Avalanche network allows people to exchange tokens of value, called AVAX, which are recorded on a public transaction ledger known as a blockchain. AVAX can be used to pay for goods and services, including computational power on the Avalanche network, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on digital asset exchanges or in individual end-user-to-end-user transactions under a barter system. Furthermore, the Avalanche network was designed to allow users to write and implement smart contracts—that is, general-purpose code that executes on every computer in the network and can instruct the transmission of information and value based on a sophisticated set of logical conditions. Using smart contracts, users can create markets, store registries of debts or promises, represent the ownership of property, move funds in accordance with conditional instructions and create digital assets other than AVAX on the Avalanche network. Smart contract operations are executed on the Avalanche blockchain in exchange for payment of AVAX. Like the Ethereum network, the Avalanche network is one of a number of projects intended to expand blockchain use beyond just a peer-to-peer money system.

The Avalanche network uses a variation of a proof-of-stake consensus protocol. Unlike with other blockchains, whereby every validator node validates every transaction, each Avalanche validator is only required to validate what is known as the “Primary Network.” The Primary Network in turn secures the following three blockchains, which are each dedicated to a specific use and, together with the Primary Network, comprise the core Avalanche infrastructure: the Exchange (X) Chain, on which AVAX and other assets exist and are traded; the Platform (P) Chain, which coordinates validators and creates subnets (as defined below); and the Contract (C) Chain, which executes smart contracts.

Whereas all validators are required to validate the Primary Network and the three blockchains described above, active validators of the Primary Network may additionally elect to validate certain non-core blockchains (i.e., blockchains that are not fundamental to or necessary for the Avalanche Network to operate) of the Avalanche Platform. Avalanche uses a dynamic set of validators to validate the non-core blockchains (each such set of validators, a “subnet”). This integration functionality is intended to allow Avalanche users to tokenize and transact in any digital asset. Avalanche is reportedly one of the fastest networks when measured by transaction time-to-finality at relatively low transaction costs. The Avalanche Network was founded by Professor Emin Gün Sirer, a professor at Cornell University, and launched in September 2020.

XRP

XRP is a digital asset that was created by Chris Larsen, Jed McCaleb, Arthur Britto and David Schwartz (the “XRP Creators”) in 2012. Built out of the frustrations of Bitcoin’s utility for payments, the XRP ledger (the ledger to which XRP is native) is designed to be a global real-time payment and settlement system. The XRP Creators developed this unique digital asset to solve the scalability concerns that they believed were inherent in the structure of Bitcoin. In particular, XRP was created to improve the efficiency of payments. To this end, the open source code (available at https://github.com/ripple/rippled/) was designed to maximize speed, scalability, and stability.

For example, the XRP ledger can accommodate 4,400 transactions per second. This is, in part, because XRP is not mined like Bitcoin, but is designed for the ledgers to close in seconds based on a system of consensus. Further, because of the consensus methodology underlying the XRP design, network transaction fees are substantially lower than Bitcoin, typically less than $0.01.

Given the unique qualities of XRP and the natural suitability of this digital asset to solve the friction experience with payments, the XRP Creators started a company, calling it Ripple, to further develop the ecosystem around XRP and build software solutions to address the friction in sending, processing, and sourcing liquidity for global payments. Thus, the company, Ripple, began as, and continues to be, a payments software company. Today, Ripple is focused on designing and deploying state-of-the-art and industry-leading software to enable banks and financial institutions to more easily effect cross-border payments. For maximum efficiency, Ripple’s software can integrate XRP to solve liquidity and value transfer challenges.

In 2020 the SEC filed a complaint against the promoters of XRP alleging that they raised more than $1.3 billion through XRP sales that should have been registered under the federal securities laws, but were not. In the years prior to the SEC’s action, XRP’s market capitalization at times reached over $140 billion. However, in the weeks following the SEC’s complaint, XRP’s market capitalization fell to less than $10 billion, which was less than half of its market capitalization in the days prior to the complaint. In addition, major digital asset trading platforms announced that they would delist XRP from their platforms. Effective January 4, 2021, the Fund removed XRP from the Fund’s portfolio and sold the XRP holdings to purchase additional tokens of the remaining Fund Components in proportion to their respective weightings.

Subsequently, in July 2023, the District Court for the Southern District of New York held that while XRP is not a security, certain sales of XRP to certain buyers amounted to “investment contracts” under the Howey test. The SEC sought an interlocutory appeal of the district court’s verdict that XRP is not a security, which appeal was denied by the district court in October 2023. Following the court’s decision, major digital asset trading platforms announced that they would once again list XRP on their platforms, and subsequently, XRP met the inclusion criteria of the DLCS Index. The SEC’s action against XRP’s promoters underscores the continuing uncertainty around whether or which digital assets are securities, and demonstrates that such factors as how long a digital asset has been in existence, how widely held it is, how large its market capitalization is and that it has actual usefulness in commercial transactions, ultimately may have no bearing on whether the SEC or a court will find it to be a security. See “Risk Factors—Risk Factors Related to Digital Assets—A determination that a digital asset is a “security” may adversely affect the value of such digital assets and the value of the Shares if such digital asset is a Fund Component” in the Fund’s Annual Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release Announcing Grayscale Digital Large Cap Fund’s Quarterly Rebalancing (OTCQX: GDLC)
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Grayscale Investments, LLC as Manager of Grayscale Digital Large Cap Fund LLC

Date:	January 5, 2024	By:	/s/ Michael Sonnenshein
Michael Sonnenshein Chief Executive Officer